Exhibit 3.2

TRIBUNE PUBLISHING COMPANY

Incorporated under the laws
of the State of Delaware

__________

SECOND AMENDED AND RESTATED BYLAWS

__________

As adopted on May 24, 2021

BYLAWS OF TRIBUNE Publishing company

Article I

Offices

1.1.	Registered Office.

The registered office of Tribune Publishing Company (the “Corporation”) in the State of Delaware shall be 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent of the Corporation at such address is Corporation Trust Company.

1.2.	Other Offices.

The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware.

Article II

Meeting of Stockholders; Stockholders’ Consent in Lieu of Meeting

2.1.	Annual Meetings.

The annual meeting of the stockholders for the election of directors and such other actions as are required by the General Corporation Law of the State of Delaware (the “DGCL”) to be taken at a stockholders’ annual meeting and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, and such date and hour as shall be fixed by the Board of Directors (the “Board”) and designated in the notice or waiver of notice thereof, except that no annual meeting need be held if all actions required by the DGCL to be taken at a stockholders’ annual meeting, including the election of directors, are taken by written consent in lieu of meeting pursuant to Section 2.11 of this Article II. The Board may, in its sole discretion, also determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL pursuant to Section 10.3.

2.2.	Special Meetings.

A special meeting of the stockholders for any purpose or purposes may be called by the Board, the Chairman or the record holders of at least a majority of the issued and outstanding shares of Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”), to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

2.3.	Notice of Meetings.

Except as otherwise required by statute, these Bylaws, or the Certificate of Incorporation of the Corporation (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”), notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held. Every such notice shall state the place, the date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and to vote at such meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting, in person or by proxy, or who shall, in person or by his attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such notice or waiver of notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

2.4.	Quorum.

At each meeting of the stockholders, except as otherwise provided by the Certificate of Incorporation or these Bylaws, the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, in the absence of a quorum, a majority in interest of the stockholders, present in person or represented by proxy and entitled to vote, or, if no such stockholders attend the meeting, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

2.5.	Adjournments.

Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting or by a majority in voting power of the stockholders present and entitled to vote thereat, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and to vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 10.1 and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.6.	Organization.

Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a)      the Chairman, if any; or

(b)      any director, officer or stockholder of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat if the Chairman shall be absent from such meeting.

The Secretary, or, if the Secretary shall be presiding over such meeting in accordance with the provisions of this Section 2.6 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

2.7.	Order of Business.

The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present, in person or by proxy, at such meeting and entitled to vote thereat.

2.8.	Voting.

(a)       Required Vote; Votes Per Share. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote, in person or by proxy, for each share of Common Stock registered in his name on the books of the Corporation on the date fixed pursuant to Section 6.7 as the record date for the determination of stockholders entitled to vote at any such meeting. At all meetings of the stockholders, all matters (except where other provision is made by law, the Certificate of Incorporation or these Bylaws) shall be decided by the vote of a majority in interest of the Common Stock present, in person or by proxy, at such meeting and entitled to vote thereat, a quorum being present. Unless demanded by any stockholder present, in person or by proxy, at any meeting and entitled to vote thereat, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

(b)       Proxies. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or any such stockholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

(c)       Shares Held in a Fiduciary Capacity. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, joint tenants, tenants in common, members of a partnership, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)       if only one votes, his act binds all;

(ii)      if more than one votes, the act of the majority so voting binds all; and

(iii)     if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

2.9.	Inspection.

The chairman of the meeting may at any time appoint one or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time. Such inspectors shall decide upon the qualifications of voters, accept and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other matter in which he may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

2.10.	List of Stockholders.

It shall be the duty of the Secretary, or other officer of the Corporation who shall have charge of its stock ledger, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 10.3, then such list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.10 or to vote, in person or by proxy, at any meeting of stockholders.

2.11.	Stockholders’ Consent in Lieu of Meeting.

Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an office or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

Article III

Board of Directors

3.1.	General Powers.

The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

3.2.	Number and Term of Office.

The number of directors shall be fixed from time to time by the Board. Initially there shall be a minimum of one director. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or, if earlier, until his death, resignation or removal in the manner hereinafter provided.

3.3.	Election of Directors.

At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present, in person or by proxy, and entitled to vote thereon shall be the directors; provided, that, for purposes of such vote, no stockholder shall be allowed to cumulate his votes. Unless an election by ballot shall be demanded as provided in Section 2.8 of Article II, the election of directors may be conducted in any manner approved at such meeting.

3.4.	Resignation, Removal and Vacancies.

(a)           Resignation. Any director may resign at any time by giving written notice to the Board or the Chairman. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b)           Removal. Except as otherwise required by applicable law, any director may be removed, with or without cause, at any time, by vote of the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 2.11 of Article II.

(c)           Vacancy. Except as otherwise required by applicable law, vacancies occurring on the Board for any reason may be filled only by vote of the Board or the directors’ written consent pursuant to Section 3.6 of this Article III, and if the number of directors then in office is less than a quorum, such vacancies may be filled by a vote of the majority of the directors then in office, or by a sole remaining director.

3.5.	Meetings.

(a)           Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.6 of this Article III.

(b)           Other Meetings. Other meetings of the Board shall be held at such times and at such places as the Board, the Chairman or any director shall from time to time determine.

(c)           Notice of Meetings. Notice shall be given to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be delivered to each director, in accordance with Section 10.1, at least two days before the date on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to proper notice.

(d)           Place of Meetings. The Board may hold its meetings at such place or places within or outside the State of Delaware as the Board may from time to time determine or as shall be designated in the respective notices or waivers of notice thereof.

(e)           Quorum and Manner of Acting. A majority of the total number of directors then in office shall be present in person at any meeting of the Board to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)            Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(i)           the Chairman, if any; or

(ii)          any director designated by a majority of the directors present.

The Secretary, or, in the case of the Secretary’s absence, an Assistant Secretary if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

3.6.	Directors’ Consent in Lieu of Meeting.

Any action required or permitted to be taken at any meeting of the Board (or any committee thereof) may be taken without a meeting, without prior notice and without a vote, if a consent in writing or electronic transmission, setting forth the action so taken, shall be signed by all of the members of the Board or applicable committee thereof, as the case may be, and such consent is filed with the minutes of the proceedings of the Board or the applicable committee thereof, as the case may be.

3.7.	Committees.

The Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board, and each such committee to consist of one or more directors of the Corporation, which committee, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

Article IV

Officers

4.1.	Executive Officers.

The principal officers of the Corporation shall be a Chairman, if one is appointed (and any references to the Chairman shall not apply if a Chairman has not been appointed), a President, a Chief Financial Officer (if appointed) and a Secretary, and may include such other officers as the Board may appoint pursuant to Section 4.3 of this Article IV. Any two or more offices may be held by the same person.

4.2.	Authority and Duties.

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent so provided, by the Board.

4.3.	Other Officers.

The Corporation may have such other officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties as the Board, the Chairman or the President may from time to time determine. The Board may delegate to any principal officer the power to appoint and define the authority and duties of, or remove, any such officers, agents or employees.

4.4.	Term of Office, Resignation and Removal.

(a)          Term of Office. All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or, if earlier, until his death, resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

(b)          Resignation. Any officer may resign at any time by giving written notice to the Board, the Chairman, or the President. Such resignation shall take effect at the time specified therein or, if the time be not specified, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

(c)          Removal. All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board or by the stockholders of the Corporation, with or without cause.

4.5.	Vacancies.

If the office of Chairman, President or Secretary becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reelected or reappointed by the Board.

4.6.	The Chairman.

The Chairman shall give counsel and advice to the Board and the officers of the Corporation on all subjects concerning the welfare of the Corporation and the conduct of its business and shall perform such other duties as the Board may from time to time determine. Unless otherwise determined by the Board, he shall preside at meetings of the Board and of the stockholders at which he is present.

4.7.	The President.

The President shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board and shall see that all orders and resolutions of the Board are carried into effect. The President shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall perform such other duties as the Board may from time to time determine.

4.8.	The Secretary.

The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman or the President, under whose supervision he shall act. He shall keep, in safe custody, the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or, if appointed, by the signature of the Chief Financial Officer, an Assistant Secretary or an Assistant Chief Financial Officer. He shall keep, in safe custody, the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

4.9.	The Chief Financial Officer.

The Chief Financial Officer, if appointed, shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer, if appointed, shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the Chairman, President and directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation and shall perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

Article V

Contracts, Checks, Drafts, Bank Accounts, Etc.

5.1.	Execution of Documents.

The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver bonds, deeds, checks, drafts, contracts, mortgages, debentures and other orders for the payment of money and other documents for, and in the name of, the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Unless so designated or expressly authorized by these Bylaws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable for any purpose or amount, pecuniarily or otherwise.

5.2.	Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or, if appointed, the Chief Financial Officer or any other officer of the Corporation to whom power in this respect shall have been given by the Board shall select.

5.3.	Proxies with Respect to Stock or Other Securities of Other Corporations.

The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise, in the name and on behalf of the Corporation, the powers and rights that the Corporation may have as the holder of stock or other securities in any other entity and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed, in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper so that the Corporation may exercise its powers and rights.

Article VI

Shares and Their Transfer; Fixing Record Date

6.1.	Certificates for Shares.

Shares of stock in the Corporation need not be certificated. The Corporation may, at its election, issue to any stockholder of record a certificate certifying the number and class of shares owned by him in the Corporation, which shall be in such form as shall be prescribed by the Board. Certificates, if issued, shall be numbered and issued in consecutive order and shall be signed by, or in the name of, any two authorized officers of the Company (which signatures may be electronic or via facsimile). In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

6.2.	Record.

A record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares of stock of the Corporation. If certificates are issued for any shares, the record shall include the number of each certificate the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation.

6.3.	Transfer and Registration of Stock.

Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and, if a certificate or certificates for such shares have been issued, upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

6.4.	Addresses of Stockholders.

Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his mailing address, if any, as the same appears on the share record books of the Corporation or at his last known mailing address.

6.5.	Lost, Destroyed and Mutilated Certificates.

The holder of any shares of the Corporation for which a certificate has been issued shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

6.6.	Regulations.

The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

6.7.	Fixing Date for Determination of Stockholders of Record.

(a)                 So that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that, the Board may fix a new record date for the adjourned meeting.

(b)                So that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c)                 So that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Article VII

Indemnification and Insurance

7.1.	Indemnification.

(a)                 Subject to Section 7.3, the Corporation shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”),by reason of the fact that (x) such person is or was serving or has agreed to a director or officer of the Corporation, or (y) such person, while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (“Another Enterprise”) or (z) such person is or was serving or has agreed at the request of the Corporation to serve at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)                The Corporation may indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who is made or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c)                 The Corporation may indemnify, to the fullest extent permitted by the DGCL and other applicable law, any present or former director or officer of the Corporation in defense of any threatened, pending, or completed Proceeding referred to in Section 145(a) or Section 145(b) of the DGCL, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 7.1 of these By-Laws, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board or any Committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.

(d)                The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(e)                 In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 7.2 of these By-Laws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 7.2 of these By-Laws.

7.2.	Advancement of Expenses.

(a)                 Subject to Section 7.3, with respect to any director or officer who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such director or officer is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such director or officer in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such director or officer to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VII or otherwise. The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such person in any proceeding, whether or not the Corporation is a party to such proceeding.

(b)                With respect to any person who is made or is threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

7.3.	Actions Initiated Against The Corporation.

Notwithstanding anything in Section 7.1(a) or Section 7.2(a) to the contrary, except as provided in Section 7.5(b), with respect to a Proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in, or by reason of, such capacity or in, or by reason of, any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of the Corporation.

7.4.	Contract Rights.

The rights to indemnification and to advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VII (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VII (or any provision of this Article VII) shall not adversely affect any right to indemnification or to advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or to advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption. The rights to indemnification and advancement of expenses provided by this section to any person referred to in Section 7.1 shall inure to the benefit of the heirs, executors and administrators of such person.

7.5.	Claims.

(a)                 If (i) a claim under Section 7.1(a) with respect to any right to indemnification is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation or (ii) a claim under Section 7.2(a) with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b)                If successful, in whole or in part, in any suit brought pursuant to Section 7.5(a), or in the defense of a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c)                 In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation, prior to commencement of such suit, to have made a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a suit brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d)                In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses, or the person from whom the Corporation seeks to recover an advancement of expenses, is not entitled to be indemnified, or to such an advancement of expenses, under this Article VII or otherwise.

7.6.	Determination of Entitlement to Indemnification.

Any indemnification required or permitted under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VII and Section 145 of the DGCL. Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (a) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board (including in such manner as may be set forth in any general or specific action of the Board applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

7.7.	Non-Exclusive Rights.

The indemnification and advancement of expenses provided in this Article VII shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

7.8.	Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII or otherwise.

7.9.	Severability.

If any provision or provisions of this Article VII shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not, itself, held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held to be invalid, illegal, or unenforceable.

7.10.	Miscellaneous.

For purposes of this Article VII: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as an employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

Article VIII

Interested Directors, Officers and Stockholders

8.1.        Validity. Any contract or other transaction between the Corporation and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction or his participation or vote in such meeting or authorization.

8.2.        Disclosure; Approval. The foregoing, however, shall apply only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

(a)         to the Board, and it nevertheless, in good faith, authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(b)         to the stockholders, and they nevertheless, in good faith, authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

8.3.         Nonexclusive. This Article VIII shall not be construed to invalidate any contract or transaction that would be valid in the absence of this Article VIII.

Article IX

Amendment

These Bylaws may be amended, changed or repealed, or new Bylaws adopted, by the vote of the holders of a majority of the shares then entitled to vote or by the stockholders’ written consent pursuant to Section 2.11 of Article II, or by the vote of the Board or by the directors’ written consent pursuant to Section 3.6 of Article III.

Article X

Miscellaneous

10.1.           Means of Giving Notice. Whenever under law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by an internationally recognized overnight courier (return receipt requested), (c) on the date sent by e-mail (including an e-mail of a PDF document) (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third Business Day (or the fifth Business Day if sent internationally) after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, addressed to such director or stockholder at his address or e-mail address, as the case may be, appearing on the records of the Corporation, with postage and fees thereon (if any) prepaid. “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

10.2.           Waiver of Notice. Except as otherwise provided in these Bylaws, whenever any notice is required to be given under law, the Certificate of Incorporation or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to such notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

10.3.           Attendance via Communications Equipment. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, members of the Board, any committee thereof or the stockholders shall hold meetings by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. The Board shall make such communications equipment available upon the request of any director or stockholder entitled to vote thereat, as applicable.

10.4.           Dividends. Dividends on the Common Stock, paid in cash, property or securities of the Corporation and as may be limited by the DGCL, other applicable law and applicable provisions, if any, of the Certificate of Incorporation, may be declared by the Board at any regular or special meeting.

10.5.           Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall determine to be in the best interest of the Corporation. The Board may modify or abolish any such reserve in the manner in which it was created.

10.6.           Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees, in each case at its registered office or principal place of business in the State of Delaware. The Corporation shall keep a record of its stockholders at its registered office or principal place of business or at the office of its transfer agent or registrar, stating the names and addresses of all stockholders and the number and class of the shares held by each stockholder.

10.7.           Surety Bonds. Such officers and agents of the Corporation (if any) as the Chairman or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, removal, retirement, resignation or disqualification from office, of all books, papers, money, vouchers and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman, the Board or the President may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

10.8.           Seal. The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of incorporation of the Corporation and the words and figures “Corporate Seal-Delaware”.

10.9.           Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the Board.

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